Exhibit 99.1
SIGNET JEWELERS COMPLETES ACQUISITION OF ZALE CORPORATION

w Creates One of World’s Largest Specialty Jewelry Retailers with Over $6 Billion in Sales

w EPS Accretion After First Full Year; $100 Million in Synergies After Three Full Years

w Organization Changes Announced to Support Signet’s Strategic Vision

HAMILTON, Bermuda, May 29, 2014 – Signet Jewelers Limited (“Signet”) (NYSE: SIG) (LSE: SIG), the largest specialty retail jeweler in the US and the UK, today announced that it has completed its acquisition of Zale Corporation (“Zale”), a leading specialty retailer of fine jewelry in North America, for $21 per share in cash and a total consideration of $1.46 billion following the approval of the transaction by a majority of Zale’s stockholders at the Zale special meeting held earlier today.

With over $6.2 billion in pro-forma revenue, Signet now operates over 3,600 locations under the major retail store brands of Kay, Jared, and Zales in the US; H.Samuel and Ernest Jones in the UK; and People’s in Canada.  Signet also now operates kiosks in the US under the brand Piercing Pagoda.

“Having now closed the acquisition of the Zale Corporation, we have entered a new era of growth and transformation for our Company and our people,” said Mike Barnes, Signet Chief Executive Officer.  “I am truly excited to have the Zale team joining the Signet family and I, and our leadership team, look forward to building upon the strengths of the entire organization.”

The transaction is expected to be a high-single-digit percentage accretive to earnings in the first full fiscal year after the close of the transaction, excluding acquisition accounting adjustments and one-time transaction costs.  Signet’s expertise, capital, and proprietary systems provide the opportunity for $100 million of synergy potential, currently estimated to be achieved by Fiscal Year-End 2018. These synergies are expected to result from $50 million of savings due to improved product sourcing and purchasing leading to cost improvement; $30 million of benefit split between repair services sales and margin growth and incremental margin from brand cross-selling; and $20 million of selling general and administrative cost reduction.

Signet financed the transaction with a 2-year asset backed accounts receivable securitization facility of $600 million; 10-year senior unsecured notes of $400 million; a 5-year bank term loan of $400 million; and internal cash.  Based on current levels of base interest rates for each of the financing transactions and an assumed credit-adjusted margin for Signet, initial interest on the financings is estimated at a weighted average rate per annum of approximately 2.60%.

Organization Changes

In conjunction with the close of the acquisition, Signet announced a number of organizational changes to support its strategic vision and expanding business.  Mr. Barnes added, “Vision 2020 is our road map for ongoing success and includes the strategic pillars: maximizing our mid-market success, being best-in-bridal, creating a best-in-class digital eco-system, expanding our footprint, and building an organization of the future by growing our people with purpose and passion; all in support of our core purpose of helping customers to “Celebrate Life and Express Love.”

In support of Vision 2020, Signet announced that effective immediately:

Mark Light has been promoted to the newly created position of President and Chief Operating Officer of Signet Jewelers Limited.  Mr. Light gains new responsibilities as President and COO of Signet; most significantly, Sebastian (Seb) Hobbs, UK Managing Director, will now report directly to him.  Mr. Light, who has been instrumental in Signet’s overall performance, will work closely with Mr. Barnes on Signet strategies and growth opportunities.  Mr. Light’s leadership and successful collaboration with the UK business has ideally positioned him for the new role.  He will retain his title of President and CEO of Sterling Jewelers (Signet’s pre-acquisition US business) and will continue to report to Mr. Barnes.

Theo Killion will continue in his role as CEO and will become the President & CEO of Zale, which includes Zales, Gordon’s, and Piercing Pagoda in the US, as well as Peoples and Mappins in Canada.  In his continuing role, Mr. Killion will report directly to Mr. Barnes.   Under Mr. Killion’s leadership, Zale will continue to operate as a separate division under the Signet umbrella.

George Murray has become Signet’s Chief Integration Management Officer. Under the leadership of its integration teams, the process of integrating Zale can now move from the planning phase to the implementation phase.

Steve Becker, Senior Vice President of Human Resources for Sterling, has been promoted to Chief Human Resource Officer for Signet Jewelers Limited.  Mr. Becker will report directly to Mr. Barnes and, in addition to his Sterling duties, now has functional responsibility for human resources in all areas of the business.  Mr. Becker will focus on leveraging Company resources to build integrated human resource strategies and processes across the entire Signet enterprise.

In addition, Signet will continue to identify new and innovative ways to serve its customers and grow its business.  To this end, the Company has initiated an executive search for two important Signet leadership positions that will both report to Mr. Barnes.  The first role is the Chief Marketing and Strategy Officer who will work in partnership with executive leadership across the Company to build and execute Signet-wide Marketing & Advertising and Digital Ecosystem strategies and Business Development initiatives.  The second role is the Chief Information Officer who will have responsibility for the Company’s combined information systems across all Signet divisions, assuring information technology solutions and investments are meeting the needs of the businesses and are aligned with Company-wide priorities.  Appointments to these positions will be announced in the future upon completion of the executive search process.

About Signet and Safe Harbor Statement

Signet Jewelers Limited is the largest specialty jewelry retailer in the US, UK, and Canada. Signet's Sterling division operates over 1,400 stores in all 50 states primarily under the name brands of Kay Jewelers and Jared The Galleria Of Jewelry. Signet's UK division operates approximately 500 stores primarily under the name brands of H.Samuel and Ernest Jones.  Signet’s Zale division operates over

1,600 locations in the US and Canada primarily under the name brands of Zales, People’s, and Piercing Pagoda.  Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.zales.com, and peoplesjewellers.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, risks relating to Signet being a Bermuda corporation, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet’s business, financial market risks, deterioration in consumers’ financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, the impact of the announcement and consummation of the Zale acquisition on relationships, including with employees, suppliers, customers and competitors and any related impact on integration and anticipated synergies, the ability to achieve possible synergies, the impact of stockholder litigation with respect to the Zale acquisition, and our ability to successfully integrate Zale’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the “Risk Factors” section of Signet’s Fiscal 2014 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 27, 2014.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contacts:

Investors:	James Grant, VP Investor Relations, Signet Jewelers	+1 (330) 668-5412

Press:	Alecia Pulman, ICR, Inc.	+1 (203) 682-8224